UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2014 (January 3, 2014)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-169152	68-0680859
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

641 Lexington Avenue Suite 1526 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212.634.6410

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is an amendment to the Current Report on Form 8-K filed by Staffing 360 Solutions, Inc. (the “Company”) on January 7, 2014 (the “Original 8-K”).  The Original 8-K disclosed the transaction contemplated by that certain Share Purchase Agreement, dated October 30, 2013, as amended by Amendment No. 1 to the Share Purchase Agreement, dated December 10, 2013 (the “SPA”), by and among the Company and the shareholders of Initio International Holdings Limited, a company organized under the laws of England and Wales (“Initio” and the shareholders of Initio, the “Initio Shareholders”).

Pursuant to the SPA, the Company consummated the acquisition (the “Acquisition”) of 100% of the issued and outstanding stock of Initio and its respective subsidiaries, including but not limited to Monroe Staffing Services, LLC, a Delaware limited liability company (“Monroe,” and together with all of Initio’s subsidiaries, the “Subsidiaries”).  The aggregate consideration paid by the Company to the Initio Shareholders for the Acquisition was $14.85 million in cash, shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and promissory notes of the Company (the “Purchase Price”) plus $500,000 as a fee consideration (the fee consideration together with the Purchase Price, the “Total Purchase Price”). The Total Purchase Price was paid as follows: (i) the Company made cash payments to the Initio Shareholders in an aggregate of $6,440,000; (ii) the Company paid $4,945,053 by issuing to the Initio Shareholders 3,296,702 restricted shares of the Company’s Common Stock (the “Purchaser Shares”) at a price of $1.50 per share; and (iii) the Company paid the remaining $3,964,949 by issuing to the Initio Shareholders three (3) year promissory notes (subject to adjustment if certain post-closing results are not achieved), each promissory note bearing an interest rate of six percent (6%) per annum, amortized on a five (5) year straight line basis..

In addition to the Total Purchase Price, upon closing of the Acquisition, certain of the Initio Shareholders were appointed to the Company’s Board of Directors and entered into employment agreements with the Company or one of its subsidiaries.

As a result of the Acquisition, Initio and its Subsidiaries became wholly-owned subsidiaries of the Company.

This Current Report on Form 8-K/A amends Item 9.01(a) and (b) of the Original 8-K and is being filed solely to provide the financial statements and pro forma financial information required under Item 9.01(a) and (b), respectively, which information was not included in the Original 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statement of Businesses Acquired.

Audited financial statements of Initio for the fiscal years ended December 31, 2013, 2012 and 2011 are filed as Exhibit 99.1 hereto.

(b)	Pro Forma Financial Information.

Unaudited pro forma, combined financial information of the Company and related notes filed as Exhibit 99.2 hereto.

(d)	Exhibits.

Exhibit No.	Description

99.1	Audited financial statements of Initio International Holdings Limited for the fiscal years ended December 31, 2013, 2012 and 2011.
99.2	Unaudited pro forma, combined financial information of the Company and related notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 19, 2014	STAFFING 306 SOLUTIONS, INC.

	By:	/s/ Alfonso J. Cervantes
		Name:	Alfonso J. Cervantes
		Title:	President